UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: November 4, 2015

Exact Name of Registrant	Commission	I.R.S. Employer
as Specified in Its Charter	File Number	Identification No.
Hawaiian Electric Industries, Inc.	1-8503	99-0208097
Hawaiian Electric Company, Inc.	1-4955	99-0040500

State of Hawaii
(State or other jurisdiction of incorporation)

1001 Bishop Street, Suite 2900, Honolulu, Hawaii  96813 - Hawaiian Electric Industries, Inc. (HEI)
900 Richards Street, Honolulu, Hawaii  96813 - Hawaiian Electric Company, Inc. (Hawaiian Electric)
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:

(808) 543-5662 - HEI
(808) 543-7771 - Hawaiian Electric

None
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
On November 5, 2015, HEI issued a news release, “Hawaiian Electric Industries Reports Third Quarter 2015 Earnings.” This news release is furnished as HEI Exhibit 99.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
The Audit Committees of the Boards of Directors of HEI and Hawaiian Electric (Audit Committees), after consultation with management and PricewaterhouseCoopers LLP, the independent registered public accounting firm for HEI and Hawaiian Electric, concluded on November 4, 2015 that it is necessary to restate HEI’s and Hawaiian Electric’s Consolidated Statements of Cash Flows for:

•	the three months ended March 31, 2015 and 2014,

•	the six months ended June 30, 2015 and 2014, and

•	the years ended December 31, 2013 and 2012,
and therefore, such financial statements should no longer be relied upon. The Audit Committees also concluded it was necessary to revise HEI’s and Hawaiian Electric’s Consolidated Statements of Cash Flows for:

•	the nine months ended September 30, 2014 and

•	the year ended December 31, 2014.
The restatements and revisions are necessary to correct misstatements related to capital expenditures, changes in accounts payable, changes in deferred income taxes, changes in accrued income taxes, and changes in other assets and liabilities as described below. The restatements and revisions do not impact HEI’s and Hawaiian Electric’s previously reported overall net change in cash and cash equivalents in their Consolidated Statements of Cash Flows for any period restated or revised. Additionally, the restatements and revisions do not impact HEI’s and Hawaiian Electric’s Consolidated Balance Sheets or Consolidated Statements of Income for any period restated or revised.
In the course of preparing their third quarter financial statements, HEI’s and Hawaiian Electric’s management determined that Hawaiian Electric’s capital expenditures on HEI’s and Hawaiian Electric’s Consolidated Statements of Cash Flows did not correctly account for the beginning of period unpaid invoices and accruals (that were paid in cash during the period). Accordingly, HEI and Hawaiian Electric are each restating or revising its previously filed Consolidated Statements of Cash Flows for the periods stated above to correct for such misstatements by adjusting cash used for “Capital expenditures” (investing activity) and the change in accounts payable (operating activity).

Based on their review, HEI and Hawaiian Electric have determined that, as a result of the described misstatements, HEI’s and Hawaiian Electric’s consolidated net cash provided by operating activities were understated for the years 2012 through 2014 by approximately $45 million, $40 million, and $25 million, respectively, and by approximately $65 million for each of the first three and six months of 2015. Accordingly, HEI’s and Hawaiian Electric’s restatements and revisions will show higher cash inflows from operations for the periods affected. Similarly, HEI’s and Hawaiian Electric’s consolidated net cash used in investing activities due to capital expenditures were also understated by the corresponding amounts in their respective time periods. Accordingly, HEI’s and Hawaiian Electric’s restatements and revisions will show greater outflows of cash invested in capital expenditures.
As soon as practicable, HEI and Hawaiian Electric expect to amend the reports discussed above, in order to correct the misstatements and related disclosures.
Preliminary Conclusions Regarding Internal Controls
In light of the above matter, management, in consultation with the Audit Committees, has determined that a material weakness in HEI’s and Hawaiian Electric’s internal control over financial reporting existed at December 31, 2014. HEI and Hawaiian Electric intend to restate management’s report on internal control over financial reporting and its evaluation of disclosure controls and procedures and expect to receive an adverse opinion on the internal control over financial reporting as of December 31, 2014 from PricewaterhouseCoopers LLP.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

HEI Exhibit 99	News release, dated November 5, 2015, “Hawaiian Electric Industries Reports Third Quarter 2015 Earnings”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized. The signature of the undersigned companies shall be deemed to relate only to matters having reference to such companies and any subsidiaries thereof.

HAWAIIAN ELECTRIC INDUSTRIES, INC.	HAWAIIAN ELECTRIC COMPANY, INC.
(Registrant)	(Registrant)
/s/ James A. Ajello	/s/ Tayne S. Y. Sekimura
James A. Ajello	Tayne S. Y. Sekimura
Executive Vice President and	Senior Vice President and
Chief Financial Officer	Chief Financial Officer

Date: November 5, 2015	Date: November 5, 2015

EXHIBIT INDEX

Exhibit No.	Description
HEI Exhibit 99	News release, dated November 5, 2015, “Hawaiian Electric Industries Reports Third Quarter 2015 Earnings”

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